EXHIBIT 10.1

Test Agreement

July 20, 2006

This agreement (“Agreement”) is entered into between SulphCo®, Inc. ("SulphCo") whose primary business address is 850 Spice Islands Drive, Sparks, Nevada, USA 89431, and SK Corporation (“SK”) whose primary business address is 99, Seorin-dong, Jongro-gu, Seoul 110-110, Korea. SK Corporation, also referred to in this Agreement singularly as “Party” and plural as “Parties”.

WHEREAS, SulphCo has developed and owns proprietary and patented SonocrackingTM Technology (“Technology”) that substantially upgrades crude oil through the use of ultrasound. The Technology can be applied to both upstream and downstream crude oil processes and may further be applicable to other petrochemical and chemical compounds.

WHEREAS, the Parties have previously entered into a Secrecy/Non-Disclosure Agreement (“Confidentiality Agreement”) dated July 19, 2006.

WHEREAS, the Parties wish to determine the technical benefits of the Technology on crude oil currently owned or processed by SK in order to determine the technical viability of the Technology to SK’s upstream and downstream petroleum related assets.

Now, therefore, under the terms and conditions set forth below, the Parties agree as follows:

1. TERM. The Parties shall cooperate for the purpose of pilot plant testing in SulphCo’s facilities of several crude oil or other petroleum feedstocks provided by SK. The tasting period and term of this Agreement shall begin on the above date and extend until such period as is necessary to obtain the last main data and results (“Tests”) by SK, and at the latest on December 31, 2006, which deadline may be extended by mutual written agreement between the Parties.

2. RESPONSIBILITIES OF THE PARTIES. During the Term of this Agreement, SK at its cost shall;

•
Select and ship to SulphCo sufficient amounts of crude oils or other petroleum feedstocks from SK refineries for evaluation of treatment with the Technology. SK understands that its crude oils should have an API degree gravity higher than 15 and optimally between 15 and 25.

•	Perform a full crude evaluation program on the base crude oils selected fro evaluation.
•	Reimburse SulphCo for the cost of sample containers in the appropriate size, quantity and specification for shipment of treated crude oils from SulphCo to SK laboratories.
•	Ship treated crude oil sample containers from SulphCo to SK laboratories for evaluation.
•	Send up to four representatives to SulphCo to witness the treatment of crude oils with the Technology.
•	Perform a full Crude Evaluation on the treated crude oils.
•	Share main data and results (“Tests”) with SulphCo within 3 weeks of generating such data and results. Such written analytical test reports shall be drafted in English.

During the Term of this Agreement, SulphCo at its cost shall:

•	Receive, label and store the crude oils or other petroleum feedstocks shipped from SK’s refineries.
•	Perform baseline tests on each barrel of base crude oil.
•	Treat the crude oils with the Technology in the presence of the SK representatives.
•	Perform baseline tests on the treated crude oils.
•	Fill- and, label the sample containers exclusively containing such crude oils as sent by SK, and as treated by SulphCo with the Technology only.
•	Share main data and results with SK within three weeks of generating such data and results.

3.
FUTURE AGREEMENTS. Both Parties agree that based on verification of financial and technical viability of the Technology to SK’s upstream or downstream petroleum assets, the determination of which shall be made solely by SK, both Parties will eventually negotiate in good faith to enter into a cooperation agreement and/or a commercial license agreement prior to the expiration date of this Agreement.

4.
ENTIRE AGREEMENT. Nothing in this Agreement is meant to transfer ownership, rights or assets of either Party or Technology to the other. SulphCo shall use the crude oil provided by SK for the tests under this Agreement only and shall not disclose any information on the composition of same, as well as the results obtained therefrom, without SK’s prior formal approval.

Agreed to on the date above,

By SulphCo:	By SK:

/S/ PETER W. GUNNERMAN	/S/ SAM R. PARK
Peter W. Gunnerman	Name: Sam Ryan G. Park
President	Title: Vice President

As SulphCo KorAsia, Inc. has the exclusive marketing right in Korea, SulphCo KorAsia also witnessed and agreed to this Test Agreement entered between SK Corporation and SulphCo, Inc.

By SulphCo KorAsia

/S/ SANG OK LEE
Sang Ok Lee
President